Exhibit 99.1

NEWS RELEASE
For Immediate Release:
May 15, 2024
Sterling Announces Planned 2024 Executive Transitions - Sharon Villaverde Appointed Chief Financial Officer and Chief Accounting Officer
THE WOODLANDS, TX – May 15, 2024 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) ("Sterling" or "the Company") today announced the promotion of Sharon Villaverde to the roles of Chief Financial Officer (CFO) and Chief Accounting Officer (CAO), effective May 13, 2024. Sharon is succeeding Ron Ballschmiede, who has served as Sterling’s Executive Vice President, CFO and CAO since November 2015. Ron will remain Executive Vice President, focusing on a smooth transition of his CFO duties until his planned retirement later this year.
Sharon has 30 years of experience in accounting and finance roles at prominent public companies spanning diverse industries, including telecommunications construction, manufacturing, and defense contracting. Before joining Sterling as Vice President of Finance in March 2024, Sharon held the position of Vice President and Chief Accounting Officer at Dycom Industries, Inc. from 2018. Prior to this, she served as Vice President of Finance at Natus Medical Incorporated and also held accounting and financial management roles at Lockheed Martin Corporation and Alcon Inc. Sharon began her career as an accountant at Deloitte & Touche. She earned a Bachelor of Science in Accounting from the University of Central Oklahoma and is a Certified Public Accountant.

Joe Cutillo, Sterling’s CEO, commented, “Sharon is the right person to help us build upon our strong financial platform and balance sheet as we capitalize on the unprecedented market opportunities ahead. We are extremely excited to have Sharon on our executive leadership team. Her experience and insights will be a valuable asset to Sterling.” Mr. Cutillo continued, “Ron has been a tremendous partner as we worked to build Sterling into the company it is today. His leadership, strategic insights, and financial acumen were a key part of Sterling’s transformation over the past eight and a half years. Ron and Sharon will work together in the coming months to ensure a seamless transition.”
Ron Ballschmiede remarked, “When I joined Sterling, we had a vision to transform the company into a leading infrastructure services provider. I could not be more proud of how far we’ve come, the team that we have built, and the opportunities ahead. My years at Sterling have been some of the most fulfilling of my career. My focus remains on my CFO duties through the transition, after which I look forward to spending more time with my family.”
Sharon Villaverde concluded, “I am honored to serve as Sterling's CFO and CAO. I look forward to guiding our financial teams to new achievements and contributing to Sterling’s continued growth and success.”
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, e-commerce distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, and plumbing services for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

Important Information for Investors and Stockholders
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to risks and uncertainties, including those risks identified in the Company’s filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
Sterling Infrastructure Contacts:
Noelle Dilts, VP of Investor Relations and Corporate Strategy
281-214-0795
noelle.dilts@strlco.com